Exhibit 31.3

CERTIFICATION

I, Gregory B. Maffei, certify that:

1.I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (this “Report”) of Liberty TripAdvisor Holdings, Inc.; and
2.Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date: March 28, 2025

/s/ Gregory B. Maffei
Gregory B. Maffei
President and Chief Executive Officer